SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                Date of report: (date of earliest event reported)
                         April 10, 2008 (April 5, 2008)

                           Blue Dolphin Energy Company
             (Exact name of registrant as specified in its charter)




            Delaware                       0-15905               73-1268729
 (State or other jurisdiction of  (Commission file number)    (I.R.S. Employer
 Incorporation or organization)                              Identification No.)


               801 Travis Street, Suite 2100, Houston, Texas 77002
                    (Address of principal executive offices)


                                 (713) 227-7660
                           (Issuer's telephone number)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02      DEPARTURE  OF  DIRECTORS   OR  CERTAIN   OFFICERS;   ELECTION  OF
               DIRECTORS;   APPOINTMENT   OF  CERTAIN   OFFICERS;   COMPENSATORY
               ARRANGEMENTS OF CERTAIN OFFICERS.

         On April 5, 2008, the Board of Directors of Blue Dolphin Energy Company (the "Company" or "Blue Dolphin") appointed Michael J. Jacobson, currently Blue Dolphin's President, to the additional positions of Treasurer and Secretary, and elected T. Scott Howard to the positions of Assistant Treasurer and Assistant Secretary. In his position as Assistant Treasurer, Mr. Howard will serve as Blue Dolphin's principal financial and accounting officer. Mr. Howard's arrangement with Blue Dolphin provides for an annual base salary of $110,000.

         Mr. Howard, 36, has served as Accounting Manager of the Company since 2006. From 1996 to 2006 he held a variety of management level accounting positions: Audit Manager with DRDA, P.C., an independent public accounting firm in Houston, Texas from 2002 to 2006, Trust Officer with Frost National Bank in Houston, Texas from 2000 to 2002 and Controller for Hall's Insurance Agency, Inc. in Dickinson, Texas from 1996 to 2000. He began his career in 1994 as a Staff Accountant for Griffin, Iles, Masel & Duval, LLP, a public accounting firm, until 1996. Mr. Howard, who is a Certified Public Accountant in Texas, received his Bachelor of Business Administration in Accounting from St. Edward's University.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   April 10, 2008

                                                     BLUE DOLPHIN ENERGY COMPANY


                                                     /s/ MICHAEL J JACOBSON
                                                     MICHAEL J JACOBSON
                                                     PRESIDENT